UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): June 24, 2004

3D Systems Corporation

(Exact name of the registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26081 Avenue Hall Valencia, California 91355
(Address of principal executive offices)

Registrant’s telephone number, including area code: (661) 295-5600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 24, 2004, 3D Systems Corporation announced that it has entered into a worldwide non-exclusive distribution agreement with DSM Desotech to distribute Somos® Stereolithography Resins, as described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2004	3D Systems Corporation

	By:	/s/ Robert M. Grace, Jr.
		Name:	Robert M. Grace, Jr.
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 24, 2004 announcing distribution agreement with DSM Desotech.